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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Guidant Corporation of our report dated January 26, 2004, except for Notes 16 and 17 as to which the date is February 24, 2004, included in the 2003 Annual Report to Shareholders of Guidant Corporation, which is included as Exhibit 13 to the Company's Form 10-K.

Our audits also included the financial statement schedule of Guidant Corporation listed in Item 15(a). This schedule is the responsibility of Guidant Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement Number 333-00014 on Form S-3 dated January 17, 1996, as amended by the Post-effective Amendment No. 1 to Form S-3 effective December 3, 1998, Registration Statement Number 333-02334 on Form S-8 dated March 14, 1996, Registration Statement Number 333-17897 on Form S-8 dated December 16, 1996, Registration Statement Number 333-69343 on Form S-8 dated December 21, 1998, and Registration Statement Number 333-61804 on Form S-8 dated May 29, 2001, of our report dated January 26, 2004, except for Notes 16 and 17 as to which the date is February 24, 2004, with respect to the consolidated financial statements of Guidant Corporation, which are incorporated by reference in the Company's Annual Report (Form 10-K) for the year then ended December 31, 2003.


/s/ Ernst & Young LLP
Indianapolis, Indiana
February 25, 2004